EXHIBIT 10.51

AMENDMENT TO THE

SPX CORPORATION SUPPLEMENTAL RETIREMENT SAVINGS PLAN

SPX Corporation currently maintains the SPX Corporation Supplemental Retirement Savings Plan (the “Plan”).  Pursuant to the powers of amendment reserved in Section 7.1 of the Plan, effective as of December 31, 2010, SPX Corporation hereby amends the Plan in the following manner:

1.              Section 2.1 of the Plan is amended to read as follows:

“2.1                           Participation.

(a)                                  For Plan Years After 2010.  Effective as of December 31, 2010, and commencing with the 2011 Plan Year, an Employee shall be eligible to be a Participant hereunder if such Employee (i) is eligible to participate in the Executive Annual Incentive Plan (as determined under the terms of such plan) and has a pay grade level of H or above, (ii) is eligible to participate in the Executive Bonus Plan (as determined under the terms of such plan) and has a pay grade level of H or above, or (iii) has a positive Account balance under the Plan as of December 31, 2010.  For an Employee that meets such criteria as of December 31, 2010, eligibility to participate in the Plan shall be immediate.

For an Employee that meets such criteria in a Plan Year after December 31, 2010, and subject to Section 2.2, such Employee shall be eligible to participate in the Plan depending on when such criteria was met within the Plan Year:

(i)                                     if the Employee meets such criteria in a Plan Year between January 1 and April 30 of such Plan Year, the Employee shall be eligible to participate in the Plan in the first Plan Year following such Plan Year;

(ii)                                  if the Employee meets such criteria in a Plan Year between May 1 and October 31 of such Plan Year, the Employee shall be eligible to participate in the Plan in the first Plan Year following such Plan Year; and

(iii)                               if the Employee meets such criteria in a Plan Year between November 1 and December 31 of such Plan Year, the Employee shall be eligible to participate in the Plan in the second Plan Year following such Plan Year.

For a Participant who ceases to be eligible to participate in the Plan in accordance with Section 2.2, and then subsequently again meets the eligibility criteria described in the first sentence of Section 2.1(a), such Employee’s eligibility to participate in the Plan again shall be determined in the same manner as above (with the subsequent meeting of the eligibility criteria keying when eligibility commences again).

(b)                                 For Plan Years Before 2011.  For Plan Years before 2011, eligibility to participate in the Plan shall be determined according to the provisions and terms then in effect under the Plan (and in accordance with Code Section 409A to the extent applicable).

(c)                                  Eligible Employees shall be notified of their ability to participate in the Plan and shall be offered the opportunity to make contributions hereunder, as set forth at Section 3.1 hereof.”

2.              Section 3.1 of the Plan is amended to read as follows:

“3.1                           Elections to Contribute.

(a)                                  A Participant may elect to have a percentage of Compensation deferred under this Plan.  Such deferrals shall occur on a per payroll basis.  Such an election with respect to any Plan Year must be made, with respect to amounts paid during such Plan Year, prior to the June 30th of the preceding Plan Year, during the time period prescribed by the Administrator.  Such elections shall be irrevocable for the applicable Plan Year after the election deadline provided in the preceding sentence.

A Participant may separately elect (i) a basic deferral percentage (in 1% increments, up to 50% of Compensation, which includes, without limitation, bonuses except for the bonus (if any) paid under the Executive Bonus Plan and/or Executive Annual Incentive Plan), and (ii) a supplemental bonus deferral percentage (in 1% increments, up to 100%), applicable only to the bonus (if any) paid under the Executive Bonus Plan and/or Executive Annual Incentive Plan.

Notwithstanding the preceding, contribution elections for newly eligible Participants (which, for these purposes, shall include Employees who again become eligible as provided under the last paragraph of Section 2.1(a)) shall be as provided under Sections 3.1(b)-(d), as applicable.

(b)                                 A newly eligible Participant whose eligibility timing is determined pursuant to clause (i) of the second paragraph of Section 2.1(a) shall make elections to contribute with respect to the applicable Plan Year in the same manner as provided under Section 3.1(a).

(c)                                  A newly eligible Participant whose eligibility timing is determined pursuant to clause (ii) of the second paragraph of Section 2.1(a) shall make elections to contribute with respect to the applicable Plan Year as provided in this Section 3.1(c).  Such newly eligible Participant may elect to have a percentage of Base Compensation deferred under this Plan (in 1%

increments, up to 50% of Base Compensation).  Such deferrals shall occur on a per payroll basis.  Such an election with respect to any Plan Year must be made, with respect to amounts paid during such Plan Year, prior to the December 31st of the preceding Plan Year, during the time period prescribed by the Administrator.  Such elections shall be irrevocable for the applicable Plan Year after the election deadline provided in the preceding sentence.  For these purposes, “Base Compensation” shall have the same meaning as Compensation but excluding any bonuses.

(d)                                 A newly eligible Participant whose eligibility timing is determined pursuant to clause (iii) of the second paragraph of Section 2.1(a) shall make elections to contribute with respect to the applicable Plan Year in the same manner as provided under Section 3.1(a).

(e)                                  Notwithstanding the foregoing, the applicable deferral percentages permitted under this Section 3.1 shall be reduced to the extent required by Code Section 409A with respect to a newly-eligible Participant (which shall include an Employee deemed to be “initially eligible” as provided under Code Section 409A).

(f)                                    Having made an election as provided under this Section 3.1, the percentage of Compensation (or, if applicable, Base Compensation) a Participant has elected to defer shall be credited by the Company to this Plan for any Plan Year with respect to all Compensation (or, if applicable, Base Compensation) as defined by this Plan (or, if applicable, of a bonus payment (if any) under the Executive Bonus Plan and/or Executive Annual Incentive Plan) and paid during such Plan Year.  However, no contributions are made to this Plan with respect to a Participant until one or more of the applicable limits in the Qualified Savings Plan have been reached.  Such applicable limits under the Qualified Savings Plan are as follows:

(i)                                     the limit on compensation under Code Section 401(a)(17);

(ii)                                  the limit on deferrals and matching contributions under Code Sections 401(k) and 401(m); and

(iii)                               the limit on annual additions to accounts under Code Section 415.

(g)                                 The contribution election procedures described in this Section 3.1 shall apply with respect to Participant Compensation (or, if applicable, Participant Base Compensation) in Plan Years after 2011.  For prior Plan Years, the contribution election procedures shall be determined according to the applicable provisions and terms then in effect under the Plan (and in accordance with Code Section 409A to the extent applicable).”

3.              Sections 3.2 and 4.2 of the Plan are amended by inserting “(or, if applicable, Base Compensation)” after “Compensation”.

4.              Section 4.3 of the Plan is amended by inserting “(or such other percentage as set by the Company)” after “5%”.